                                                                    EXHIBIT 16.1

                         LETTER OF PRICE WATERHOUSE LLP



                        [Price Waterhouse LLP Letterhead]




May 5, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:


                      Applied Analytical Industries, Inc.
                      -----------------------------------

We have read Item 4 of Applied Analytical Industries, Inc.'s Form 8-K dated April 30, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,


/s/ Price Waterhouse LLP